Exhibit 32

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Harvey R. Blau, Chief Executive Officer of Griffon Corporation, hereby certify that the Form 10-Q of Griffon Corporation for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Griffon Corporation.

By:	/s/ Harvey R. Blau
Name: Harvey R. Blau

Date: May 9, 2006

I, Eric Edelstein, Chief Financial Officer of Griffon Corporation, hereby certify that the Form 10-Q of Griffon Corporation for the period ended March 31, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Griffon Corporation.

By:	/s/ Eric Edelstein
Name: Eric Edelstein

Date: May 9, 2006

A signed original of this written statement required by Section 906 has been provided to Griffon Corporation and will be retained by Griffon Corporation and furnished to the Securities and Exchange Commission or its staff upon request.